EXECUTION
                                                                            COPY

      SECOND AMENDMENT, dated as of November 29, 2000 (this "Amendment") to LOAN AND SECURITY AGREEMENT dated as of November 21, 1997 (as amended through the date hereof, the "Loan Agreement") between COFFEE HOLDING CO. INC. ("Borrower") and WELLS FARGO BUSINESS CREDIT, INC., as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation ("Lender"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings described to such terms in the Loan Agreement.

      WHEREAS, the Borrower has requested the Lender to consider (i) extending the maturity of the credit facility established pursuant to the Loan Agreement,
(ii) extending an additional Equipment Advance to the Borrower and (iii) modifying certain of the terms and provisions contained in the Loan Agreement, and the Lender is willing to agree to the foregoing, subject to the terms and conditions set forth herein;

      NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

      Section One. Amendments to the Loan Agreement. Effective as of the date hereof, upon the satisfaction of the conditions precedent contained in Section Three hereof, the Loan Agreement is hereby amended as follows:

      (a) Preamble. The name and address of the Lender set forth in the Preamble shall be amended to read entirely as follows:

      "WELLS FARGO BUSINESS CREDIT, INC., as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation (the "Lender"), with a business address at 119 West 40th Street, New York, New York 10018-2500"

      (b) Section 1.1(a). Revolving Loans and Credit Accomodations. A new clause
(iii) is added to the definition of Availability in Section 1.1(a) to read as follows, and clauses (iii), (iv) and (v) of Section 1.1(a) are renumbered (iv),
(v), (vi), respectively:

      "plus

      (iii) an amount equal to the lesser of $250,000 and the aggregate balance of funds in the Cash Collateral Account maintained by the Borrower with Wells Fargo Bank as set forth in Section 14 of Schedule A."

      (c) Section 1.1(b). Term Loan. The following sentences are added to the end of Section 1.1(b):

      "On the effective date of the Second Amendment to this Agreement, dated as of November 29, 2000, (x) the Borrower warrants and represents that the unpaid principal balance of the Term Loan equals $192,000 and (y) the Lender shall make an additional Equipment Advance to Borrower in the amount of $408,000. The term "Term Loan" shall include the making of such additional Equipment Advance."

      (d) Article 3. Security Interest. A new Section 3.2 shall be added to the Loan Agreement to read in its entirety as follows:

      "3.2 Until all Obligations have been paid in full and the Lender's obligation to make Loans and to provide Credit Accommodations under the Loan Agreement have terminated, Borrower shall maintain a Cash Collateral Account with Wells Fargo Bank, the minimum balance of which shall at no time be less than the amount set forth in Section 14(a) of Schedule A. Such account shall earn interest at the annual rate set forth in Section 14(c) of Schedule A."

      (e) Section 5.3. Title to Collateral; Permitted Liens. Section 5.3 is amended by adding the following sentence to the end thereof:

      "The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred."

      (f) Section 5.13. Financial and Collateral Reports. Section 5.13 is amended by adding the following paragraph (h) thereto:

      "(h) Personal Financial Statements. No later than April 30 of each year, the personal financial statement, as of December 31 of the preceding year, of each of Andrew Gordon and David Gordon, each of which personal financial statements shall be (i) prepared based on reasonable accounting standards consistently applied, (ii) signed by Andrew Gordon or David Gordon, as applicable, and (iii) reflect all assets and liabilities in reasonable detail, and the net worth, of such applicable person."

      (g) Section 5.18. Negative Covenants. Section 5.18 is amended by deleting clause (vi) thereof in its entirety and by substituting the following in lieu thereof:

      "(vi) incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except (a) indebtedness arising hereunder; (b) indebtedness of the Borrower in existence on the date hereof and listed on Schedule 5.18 (vi); and (c) indebtedness secured by Permitted Liens."

      (h) Section 5.18. Negative Covenants. Section 5.18 is amended by deleting clause (i) thereof in its entirety and by substituting the following in lieu thereof:

      "(i) merge or consolidate with another Person, acquire any interest in any Person or from any new Subsidiary, engage in any line of business materially different from that presently engaged in by the Borrower, or purchase, lease or otherwise acquire assets not related to its business"

      (i) Article 5. Representations, Warranties and Covenants. Article 5 amended by adding a new Section 5.20 thereto, captured "Additional Negative Covenants, as follows:

      "5.20 Negative Covenants. Borrower will not, without Lender's prior written consent, (i) engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business; (ii) adopt any material change in accounting principles other than as required by GAAP, and will not adopt, permit or consent to any change in its fiscal year; (iii) adopt, create, assume or become a party to any defined benefit pension plan, unless previously disclosed in writing to the Lender; (iv) amend its certificate of incorporation, articles of incorporation or bylaws;
      (v) pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; (vi) issue or sell any stock of the Borrower so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders on November 29, 2000 and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower.

      (j) Section 7.1. Maturity Date. 7.1 is amended by deleting the first sentence thereof in its entirety, and by substituting the following in lieu thereof:

      "7.1 Maturity Date. Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement shall initially continue in effect until the Initial Maturity Date set forth in Section 7 (a) of Schedule A (the "Initial Term"); provided that such date shall automatically be extended (the Initial Maturity Date, as it may be so extended, being referred to as the "Maturity Date") for successive additional terms of two years each (each a "Renewal Term") unless one party gives written notice to the other, not less than sixty (60) days prior to the Maturity Date, that such party elects not to extend the Maturity Date."

      (k) Schedule A of the Loan Agreement shall be amended and restated in its entirety to read as set forth in Schedule A attached hereto.

      (l) Schedule B of the Loan Agreement shall be amended to add the following defined term:

      "Preferred Products Account" means an Account, the Account Debtor in respect of which is Supervalue.

      Section Two. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower warrants and represents to the Lender as follows:

      (a) All of the representations and warranties contained in the Loan Agreement and each other Loan Document to which the Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

      (b) The execution, delivery and performance of this Amendment by the Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and the Borrower has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

      (c) Upon its execution, this Amendment shall constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) general principles of equity;

      (d) The Borrower is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to it, (ii) cause a violation by the Borrower, of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which the Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of the Borrower, except in favor of the Lender, to secure the Obligations, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock provisions of the Borrower;

      (e) No Event of Default has occurred and is continuing; and

      (f) Since the date of the Lender's receipt of the financial statements of the Borrower for the eleven month period ended on September 30, 2000, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the Borrower's business, operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect").

      Section Three. Conditions Precedent. This Amendment shall become effective upon the date that the last of the following events shall have occurred:

      (a) the Lender shall have received this Amendment, duly executed by the Borrower.

      (b) No Default shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default upon the giving of notice or lapse of time or both, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case since the date of delivery to the Lender of the Borrower's most recent financial statement.

      (c) the Lender shall have received (i) an officer's certificate, executed by the chief financial officer or chief executive officer of the Borrower, confirming the truth and accuracy of the representations and warranties contained in Section Two hereof and contained in Section Three (b) hereof, and
(ii) a secretary's certificate, executed by the corporate secretary of the Borrower, in form reasonably satisfactory to the Lender.

      (d) the Lender shall have received a letter agreement from each of David Gordon and Andrew Gordon, duly executed by each of them, each in the form of Exhibit A of this Agreement.

      (e) the Lender shall have received a promissory note, duly executed by the Borrower, in the form of Exhibit B to this Agreement.

      (f) the Lender shall have received and reviewed to its satisfaction the results of a tax, lien and judgment search report, as of a recent date, conducted against the Borrower and its properties.

      (g) the Lender shall have received (i) financing statements on form UCC-1, to be filed against the Borrower, as debtor, suitable for recordation in all appropriate jurisdictions and (ii) financing statements on form UCC-3, to reflect the assignment to the Lender by Banc of America Commercial Finance Corporation of its security interests in the assets and properties of the Borrower, suitable for recordation in all appropriate jurisdictions.

      (h) the Lender shall have received an amendment, duly executed by Sterling Gordon, to the Subordination Agreement dated as of August 31, 1999 executed by him in favor of Banc of America Commercial Financial Corporation, such amendment to be in the form of Exhibit C to this Agreement.

      (i) the Lender shall have received a Certificate of Property Insurance evidencing the effectiveness of casualty insurance on the Borrower's assets and properties, together with a loss payable endorsement form naming the Lender as loss payee with respect thereto.

      Section Four. General Provisions.

      (a) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

      (b) All references to "the Loan Agreement" in the Loan Agreement shall mean the Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time. All references to "the Mortgage" in the Patent, Trademark and License Mortgage made as of November 21, 1997 by Coffee Holding Co., Inc. in favor of Nationscredit Commercial Corporation shall be deemed to be references to Wells Fargo Business Credit, Inc., as assignee of Banc of America Commercial Finance Corporation, f/k/a Nationscredit Commercial Corporation.

      (c) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

      (d) The Borrower  agrees to use its reasonable best efforts to obtain from
(i) each warehouseman, bailee or other Person that has possession or control from time to time of any

Inventory or Equipment of the Borrower a written acknowledgement by such Person in substantially the form of Exhibit D to this Amendment, and (ii) T & O Management Corp. a landlord's waiver in substantially the form of Exhibit E to this Amendment.

      (e) Upon the effective date of this Amendment, that certain notification letter dated September 20, 2000, as amended by letter dated as of November 17, 2000, from the Borrower to the Lender, pursuant to which the Borrower notified the Lender of its intention to terminate the Loan Agreement effective December 15, 2000, is hereby deemed rescinded by the Borrower and is null and void and of no force or effect.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at New York, New York as of the date first above written.

                                        COFFEE HOLDING CO. INC.

                                        By: /s/ Andrew Gordon
                                            ------------------------------
                                            Name: Andrew Gordon
                                            Title: President/CEO

                                        WELLS FARGO BUSINESS CREDIT, INC., as
                                        assignee of Banc of America Commercial
                                        Finance Corporation, f/k/a NationsCredit
                                        Commercial Corporation

                                        By: /s/ Christopher Stavrakos
                                            ------------------------------
                                            Name: Christopher Stavrakos
                                            Title: V.P. Div. Mgr.

                                    Exhibit A

                          Form of Amendment of Guaranty

                        WELLS FARGO BUSINESS CREDIT, INC.
                              119 West 40th Street
                          New York, New York 10018-2500

                                                As of November 29, 2000

Mr. Andrew Gordon
251 Meisher Avenue
Staten Island, New York  10306

Mr. David Gordon
22 Barclay Road
Scarsdale, New York  10538

Gentlemen:

      Reference is made to the Individual Guaranty dated as of November 21, 1997 (the "Guaranty") executed by each of you in favor of NationsCredit Commercial Corporation, now known as Banc of America Commercial Finance Corporation ("Banc of America") with respect to the obligations owing to Banc of America by Coffee Holding Co., Inc., a New York corporation (the "Borrower") pursuant to the Loan and Security Agreement dated as of November 21, 1997 (as amended, the "Loan Agreement") between Banc of America and the Borrower.

      As you may know, pursuant to an Asset Sale Agreement dated as of September 5, 2000 between Banc of America and Wells Fargo Business Credit, Inc. ("Wells Fargo"), Banc of America assigned to Wells Fargo, among other things, all of the right, title and interest of Banc of America in and to the Loan Agreement and all agreements, documents and instruments executed or delivered in connection therewith, including without limitation the Guaranty.

      The purpose of this letter is to obtain your written acknowledgment of the foregoing, and your agreement that for all purposes, on and after September 5, 2000, Wells Fargo shall be deemed to be and is the "Lender" referred to in the Guaranty, as if the Guaranty had originally been executed by each of you in favor of Wells Fargo. In addition, the Guaranty is hereby amended to provide that the maximum liability of each of you thereunder shall be and is hereby increased to the sum of $500,000 (exclusive of interest, costs and expenses of collection). Accordingly, the third paragraph contained on the first page of the Guaranty is hereby deleted in its entirety, and the following is substituted in lieu thereof:

            "NOTWITHSTANDING ANYTHING IN THIS GUARANTY TO THE CONTRARY, THE LIABILITY OF EACH GUARANTOR HEREUNDER SHALL NOT EXCEED $500,000 IN THE AGGREGATE WITH RESPECT TO EACH SUCH GUARANTOR, PLUS COSTS AND EXPENSES OF COLLECTION AND PROSECUTION OF ACTIONS AGAINST EACH GUARANTOR AND PLUS INTEREST AS PROVIDED FOR IN THIS GUARANTY."

      If the foregoing is acceptable to you and is in accordance with your understanding, kindly sign in the space below to so indicate. Your signature shall also constitute your acknowledgement and agreement that the Guaranty continues to be in full force and effect, and is enforceable by Wells Fargo against each of you in accordance with its terms. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Except to the extent set forth herein, no other change in any of the terms or provisions of the Guaranty is intended or implied.

                                        Very truly yours,

                                        WELLS FARGO BUSINESS CREDIT, INC.,
                                        as assignee of Banc of America
                                        Commercial Finance Corporation, f/k/a
                                        NationsCredit Commercial Corporation

                                        By: __________________________________
                                            Name:
                                            Title:

Read and Agreed to:

_____________________
Andrew Gordon,
individually

_____________________
David Gordon,
individually

                                    Exhibit B

                  Form of Promissory Note evidencing Term Loan

                                    TERM NOTE

                                                         As of November 29, 2000
$600,000.00

FOR VALUE RECEIVED, the undersigned, COFFEE HOLDING CO., INC., a New York corporation (the "Borrower") promises to pay to the order of WELLS FARGO
BUSINESS CREDIT, INC. (the "Lender"), at its office located at 119 West 40th Street, New York, New York 10018-2500, in lawful money of the United States of America and in immediately available funds, the principal amount of SIX HUNDRED THOUSAND DOLLARS, ($600,000.00) in sixty (60) equal and consecutive monthly installments of $10,000 each, payable on the first day of each month, commencing January 1, 2001, provided, however, that the entire unpaid balance of this Term Note shall be due and payable in full on the Maturity Date, as defined in the Loan Agreement, as hereinafter defined.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in paragraph 3 (b) of Schedule A to the Loan and Security Agreement dated as of November 21, 1997 (as amended from time to time, the "Loan Agreement") between the Borrower and the Lender, as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation. All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement, unless otherwise defined herein.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Term Note evidences the Term Loan made under the Loan Agreement by the Lender to the Borrower and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. The Borrower acknowledges that (i) a portion of the proceeds of such Term Loan has been disbursed to the Borrower prior to the date hereof, (ii) $408,000 of the proceeds of such Term Loan is being disbursed to the Borrower concurrently with its execution of this Term Note, and (iii) this Term Note evidences the consolidation of the unpaid principal balance of prior Equipment Advances made to the Borrower and a new Equipment Advance being made to the Borrower concurrently with its execution of this Term Note. Upon the occurrence of any Event of Default specified in the Loan Agreement or upon termination of the Loan Agreement, all amounts then remaining unpaid on this Term Note may become, or be declared to be, immediately due and payable as provided in the Loan Agreement.

                                        COFFEE HOLDING CO., INC.

                                        By: __________________________________
                                            Name:
                                            Title:

                                    Exhibit C

                  Form of Amendment to Subordination Agreement

                        WELLS FARGO BUSINESS CREDIT, INC.
                              119 West 40th Street
                          New York, New York 10018-2500

                                                    As of November 29, 2000

Mr. Sterling Gordon
4401 First Avenue
Brooklyn, New York  11232

Dear Mr. Gordon:

      Reference is made to the Subordination Agreement dated as of August 31, 1999 (the "Subordination Agreement") executed by you in favor of NationsCredit Commercial Corporation, now known as Banc of America Commercial Finance Corporation ("Banc of America") with respect to the subordination of all indebtedness, liabilities and obligations owing to you by Coffee Holding Co., Inc., a New York corporation (the "Borrower") to the prior payment and satisfaction in full of all indebtedness, liabilities and obligations owing by the Borrower to Banc of America, including those arising under the Loan and Security Agreement dated as of November 21, 1997 (as amended, the "Loan Agreement") between Banc of America and the Borrower.

      As you may know, pursuant to an Asset Sale Agreement dated as of September 5, 2000 between Banc of America and Wells Fargo Business Credit, Inc. ("Wells Fargo"), Banc of America assigned to Wells Fargo, among other things, all of the right, title and interest of Banc of America in and to the Loan Agreement and all agreements, documents and instruments executed or delivered in connection herewith, including without limitation the Subordination Agreement.

      The purpose of this letter is to obtain your written acknowledgment of the foregoing, and your agreement that for all purposes, on and after September 5, 2000, Wells Fargo shall be deemed to be and is the "Lender" referred to in the Subordination Agreement, as if the Subordination Agreement had originally been executed by you in favor of Wells Fargo.

      If the foregoing is acceptable to you and is in accordance with your understanding, kindly sign in the space below to so indicate. Your signature shall also constitute your acknowledgement and agreement that the Subordination Agreement continues to be in full force and effect, and is exercisable by Wells Fargo against you in accordance with its terms. The Borrower has signed below to confirm its acknowledgment of and agreement with the foregoing. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Except to the extent set forth herein, no other change in any of the terms or provisions of the Subordination Agreement is intended or implied.

                                        Very truly yours,

                                        WELLS FARGO BUSINESS CREDIT, INC.,
                                        as assignee of Banc of America
                                        Commercial Finance Corporation, f/k/a
                                        NationsCredit Commercial Corporation

                                        By: __________________________________
                                            Name:
                                            Title:

Read and Agreed to:

_____________________
Sterling Gordon,
individually

Confirmed:

Coffee Holding Co., Inc.

By:________________________
   Name:
   Title:

                                    Exhibit D

           Form of Acknowledgment from lessor, warehouseman, or bailee

                        WELLS FARGO BUSINESS CREDIT, INC.
                              119 West 40th Street
                            New York, New York 10018

[Name of Warehouse man
on bailee]

Address
                                                 [   Date   ]
Gentlemen:

      Please be advised that all of the right, title and interest of NationsCredit Commercial Corporation, now known as Banc of America Commercial Finance Corporation ("NationsCredit") under the Loan and Security Agreement dated as of November 21, 1997 between NationsCredit and Coffee Holding Co., Inc. (the "Client") was assigned as of September 5, 2000 to Wells Fargo Business Credit, Inc. ("Wells Fargo").

      Kindly sign below to indicate your acknowledgment of the foregoing, and to confirm your agreement that the agreement between you and NationsCredit dated __________, with respect to certain of the Client's merchandise, inventory and goods which may be held by you from time to time shall continue in full force and effect in favor of Wells Fargo, as assignee of NationsCredit, as if Wells Fargo was an original party thereto. The Client has signed below to confirm its agreement with the foregoing.

                                        Very truly yours,

                                        WELLS FARGO BUSINESS CREDIT, INC.

                                        By: __________________________________
                                            Name:
                                            Title:

Read and Agreed to:
[Name of warehouseman or bailee]

By:____________________________
   Name:
   Title:

Confirmed:

Coffee Holding Co., Inc.

By:____________________________
   Name:
   Title:

                                    Exhibit E

                             Form of Landlord Waiver

THIS LANDLORD WAIVER AGREEMENT AND CONSENT (this "Agreement") is made and delivered as of this day of _____, 200___, by T&O MANAGEMENT CORP. (the "Landlord"), to and for the benefit of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation, with an office at 119 West 40th Street, New York, New York 10018 (the "Lender").

                                    RECITALS

      WHEREAS, Coffee Holding Co., Inc. a New York corporation, is a tenant under that certain [Lease Agreement] dated _____________, by and between the Lessee and the Landlord (the "Lease") pertaining to certain space located at 4425 a First Avenue, Brooklyn, New York 11232 (the "Leased Premises");

      WHEREAS, the Lessee is a party to and a borrower under that certain Loan and Security Agreement dated as of November 21, 1999 (as hereafter amended, modified, supplemented or restated from time to time, the "Loan Agreement") between the Lessee and the Lender;

      WHEREAS, the Lender will make certain loans and advances (collectively, the "Loans") to the Lessee pursuant to the terms of the Loan Agreement, which Loans will be secured, in part, by all merchandise, inventory and goods of the Lessee, including, without limitation, all inventory of the Lessee now or hereafter located on the Leased Premises (the "Inventory") and all machinery, equipment, fittings and furniture now or hereafter located on the Leased Premises (the "Equipment"); and

      WHEREAS, the Lender has requested that the Landlord execute this Agreement as a condition precedent to the extension of certain Loans to the Lessee under the Loan Agreement.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby represents and warrants to and covenants and agrees with the Lender as follows:

      1. The Landlord hereby waives and releases unto the Lender and its successors and assigns: (i) any contractual landlord's lien and any other landlord's lien which the Landlord may be entitled to assert or enforce, whether at law or in equity, against the Inventory or Equipment, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent (or any other charges which may be due to the Landlord) against the Inventory or Equipment and (iii) any and all other claims, liens and demands of every kind which the Landlord has or may hereafter have against the Inventory or Equipment. The Landlord acknowledges that the Inventory and Equipment are and will remain personal property and not fixtures even though they may be affixed to or placed on the Leased Premises.

      2. The Landlord certifies that: (i) the Lease is in full force and effect and has not been amended, modified, or supplemented, (ii) there is no defense, offset, claim or counterclaim by or in favor of the Landlord against the Lessee under the Lease or against the obligations of the Landlord under the Lease, and (iii) no notice of default has been given under or in connection with the Lease which has not been cured, and the Landlord has no knowledge of any occurrence of any other default by the Lessee under or in connection with the Lease.

      3. The Landlord agrees that the Lender has the right to remove the Inventory and Equipment from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such default, during the Standstill Period (as hereinafter defined). The Landlord further agrees that, during the foregoing periods, the Landlord will not: (i) remove any of the Inventory or Equipment from the Leased Premises or (ii) hinder the Lender's actions in removing the Inventory or Equipment from the Leased Premises or the Lender's actions in otherwise enforcing its security interest in the Inventory and Equipment. The Landlord acknowledges that the Lender shall have no obligation to remove the Inventory or Equipment from the Leased Premises.

      4. The Landlord acknowledges and agrees that the Lessee's granting of a security interest to the Lender in the Inventory and Equipment shall not constitute a default under the Lease and the Landlord hereby expressly consents to the granting of such security interest.

      5. The Landlord shall send to the Lender a copy of any notice of default under the Lease sent by the Landlord to the Lessee. In addition, the Landlord shall send to the Lender a copy of any notice received by the Landlord of a breach or default under the Lease.

      6. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by the Lessee under the Lease, the Landlord shall forbear from exercising any of its remedies against the Lessee provided in favor of Landlord under the Lease or at law or in equity until the date which is 90 days after the date the Landlord delivers written notice of such default to the Lender (such 90 day period being referred to herein as the "Standstill Period"). The Lender shall have the right, but not the obligation, during the Standstill Period, to cure such default and the Landlord shall accept any such cure by the Lender. If, during the Standstill Period, the Lender or the Lessee cures the default, then the Landlord shall rescind the notice of default. The Landlord shall not, after the expiration of the Standstill Period, terminate the Lease or exercise any other remedies available to it thereunder or at law or in equity, so long as: (i) the Lender complies with all provisions of the Lease requiring the payment or expenditure of money by the Lessee and (ii) the Lender cures the default to the reasonable satisfaction of Landlord prior to the expiration of the Standstill Period.

      7. The Landlord hereby agrees to give the Lender at least ten (10) days written notice prior to the effectiveness of any termination, cancellation or surrender of the Lease by the Lessee.

      8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Landlord and the Lender. Specifically, the Landlord acknowledges and agrees that, in connection with any refinancing of the Loans (including, without limitation, any increase in the aggregate principal amount of indebtedness incurred in respect thereof), the Lender may assign this Agreement to the lender extending such financing (which lender may include the Lender) (the "New Lender"), in which event this Agreement shall, without further action by any party, be enforceable by the New Lender. Notwithstanding that the provisions of this paragraph are intended to be self-executing, the Landlord agrees, upon request by the New Lender, to execute and deliver a written acknowledgment confirming the provisions of this paragraph in form satisfactory to the New Lender.

      9. All notices to the Lender under this Agreement shall be in writing and sent to the Lender at its address set forth above by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

      10. The provisions of this Agreement shall continue in full force and effect until the Landlord shall have received the Lender's written certification that the Loans have been paid in full.

      11. The interpretation, validity and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of the laws principles thereof.

      12. The Landlord agrees to execute, acknowledge and deliver such further instruments as the Lender may reasonably request to allow for the proper recording of this Agreement (including, without limitation, a revised agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

      IN WITNESS WHEREOF, the undersigned Landlord has executed this Agreement as of the day and year first set forth above.

                                        T&O MANAGEMENT CORP.

                                        By: __________________________________
                                            Name:
                                            Title:

ACCEPTED:

WELLS FARGO BUSINESS CREDIT, INC.

By:____________________________
   Name:
   Title:

                                   Schedule A

                          Description of Certain Terms

      This Schedule is an integral part of the Loan and Security Agreement dated as of November 21, 1997 (as amended through the date hereof, the "Agreement"), between COFFEE HOLDING CO., INC (the "Borrower") and WELLS FARGO BUSINESS CREDIT, INC. (as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation) (in such capacity, the "Lender").

      1.    Loan Limits for Revolving Loans:

            (a)   Maximum Facility Amount:       $5,000,000

            (b)   Advance Rates:

                  (i)   Accounts                 85%; provided, that if the
                        Advance Rate:            Dilution Percentage exceeds 4%,
                                                 such advance rate will be
                                                 reduced by the number of full
                                                 or partial percentage points of
                                                 such excess

                  (ii)  Inventory
                        Advance
                        Rate(s):

                        (A) Finished             60%
                            goods:

                        (B) Raw materials:       60%

                        (C) Work in
                            process:             Not Applicable

                  (iii) Cash Collateral          $250,000, provided that (x) a
                                                 sum not less than such amount
                                                 is maintained at all times by
                                                 the Borrower in a Cash
                                                 Collateral Account at Wells
                                                 Fargo Bank and (y) the Lender
                                                 at all times has a first
                                                 priority lien against such Cash
                                                 Collateral Account

            (c)   Accounts Sublimit              Not Applicable

            (d)   Inventory Sublimit(s):

                  (i)   Overall sublimit on      $1,000,000 or, if less, the
                        advances against         aggregate advances against
                        Eligible Inventory       Accounts at any time of
                                                 determination

                  (ii)  Sublimit on advances     Not Applicable
                        against finished goods

                  (iii) Sublimit on advances     Not Applicable
                        against raw materials

            (e)   Credit Accommodation Limit:    $500,000

            (f)   Permanent Reserve Amount:      Not Applicable

            (g)   Overadvance Amount:            Not Applicable

      2.    Loan Limits for Term Loan:

            (a)   Principal Amount:

                  (i)   Equipment Advance:       The lesser of $600,000 and 85%
                                                 of the appraised auction sale
                                                 value of Borrower's Eligible
                                                 Equipment

                  (ii)  Real Property Advance:   Not Available

            (b)   Repayment Schedule:

                  (i)   Equipment Advance:       The Equipment Advance shall be
                                                 repaid based on an amortization
                                                 schedule consisting of 60
                                                 months, in equal consecutive
                                                 monthly installments of $10,000
                                                 each, payable on the first day
                                                 of each calendar month
                                                 commencing January 1, 2001,
                                                 with the entire unpaid balance
                                                 due and payable on the Maturity
                                                 Date

                  (ii)  Real Property Advance:   Not Applicable

      3.    Interest Rates:

            (a)   Revolving Loans:               0.50% per annum in excess of
                                                 the Prime Rate

            (b)   Term Loan:                     0.75% per annum in excess of
                                                 the Prime Rate

      4.    Minimum Loan Amount:                 $2,750,000

      5.    Maximum Days: the lesser of

            (a)   Maximum days after original
                  due date for Eligible
                  Accounts:                      60 days

            (b)   Maximum days after original
                  invoice date for Eligible
                  Accounts:                      90 days

      6.    Fees:

            (a)   Closing Fee:                   Not Applicable

            (b)   Facility Fee:

                  (i)   Initial Term:            $27,000

                  (ii)  Renewal Term(s)           $27,000

            (c)   Service Fee:                   Not Applicable

            (d)   Unused Line Fee:               Not Applicable

            (e)   Minimum Borrowing Fee:

                  (i)   Applicable Period:       Each Year

                  (ii)  Date payable:            Each anniversary of the date of
                                                 the Agreement

            (f)   Success Fee:                   Not Applicable

            (g)   Warrants:                      Not Applicable

            (h)   Early Termination              2% of the Maximum Facility
                                                 Amount if terminated during the
                                                 first year of the Renewal Term,
                                                 1% of the Maximum Facility
                                                 Amount if terminated thereafter
                                                 and prior to the Maturity Date;
                                                 provided that the Early
                                                 Termination Fee will be waived
                                                 by Lender if Borrower transfers
                                                 the Loans and all of its other
                                                 Obligations hereunder to
                                                 another division of Wells Fargo
                                                 Bank

            (i)   Fees for letters of credit     1 % per annum of the face
                  and other Credit               amount of each open Credit
                  Accommodations (or guaranties  Accommodation, plus all costs
                  thereof by Lender):            and fees charged by the issuer

            (j)   Field Exam Fee:                $750 per day per person plus
                                                 all out-of-pocket expenses,
                                                 provided that if no Default has
                                                 occurred during any consecutive
                                                 365 day period commencing on
                                                 November 20, 2000, then the
                                                 maximum amount of the field
                                                 exam fees for which the
                                                 Borrower shall be obligated to
                                                 pay the Lender during such
                                                 period shall not exceed
                                                 $13,500.

      7.    Maturity Date:

            (a)   Initial Maturity Date:         November 20, 2002

      8.    Financial Covenants:

            (a)   Capital Expenditure
                  Limitation:                    Not Applicable

            (b)   Minimum Net Worth
                  Requirement:                   Not Applicable

            (c)   Minimum Tangible Net Worth     Not Applicable

            (d)   Minimum Working Capital:       Not Applicable

            (e)   Maximum Cumulative Net Loss:   Not Applicable

            (f)   Minimum Cumulative             for the fiscal quarter ending
                  Net Income:                    January 31,2001
                                                 Not less than $1.00

                                                 for the two fiscal quarters
                                                 ending April 30, 2001
                                                 Not less than $ 261,000

                                                 for the three fiscal quarters
                                                 ending July 31, 2001
                                                 Not less than $ 312,000

                                                 for the four fiscal quarters
                                                 ending October 31, 2001
                                                 Not less than $ 511,000

                                                 for the fiscal quarter ending
                                                 January 31, 2002, for the two
                                                 fiscal quarters ending April
                                                 30, 2002, for the three fiscal
                                                 quarters ending July 31, 2002,
                                                 and for the four fiscal
                                                 quarters ending October 31,
                                                 2002, the Borrower shall be
                                                 required to maintain a minimum
                                                 cumulative net income in an
                                                 amount mutually agreed upon
                                                 with the Lender, but in no
                                                 event less than 67% of the
                                                 cumulative net income projected
                                                 by the Borrower for each such
                                                 period, as reflected in its
                                                 forecasted income statement for
                                                 the fiscal year ending October
                                                 31, 2002

            (g)   Maximum Leverage Ratio:        Not Applicable

            (i)   Limitation on
                  Equipment Leases:              Not Applicable

            (h)   Limitation on Purchase Money
                  Security Interests:            Not Applicable

            (i)   Additional Financial
                  Covenants:                     Not Applicable

      9.    Borrower Information:

            (a)   Prior Name of Borrower:        None

            (b)   Prior Trade Names of Borrower  None

            (c)   Existing Trade Names of
                  Borrower:                      None

            (d)   Inventory Locations:           Continental Terminals, Inc.
                                                 738 Third Avenue
                                                 Brooklyn, New York 11232

            (e)   Other Locations:               4425a First Avenue
                                                 Brooklyn, New York 11232

                                                 4401 First Avenue
                                                 Brooklyn, New York  11232-0005

                                                 54 A Hackensack Avenue
                                                 River Terminal
                                                 Kearny, NJ  07032

            (f)   Litigation:                    None

            (g)   Ownership of Borrower          Andrew Gordon - 32.5%
                                                 David Gordon - 32.5%
                                                 Mr. and Mrs. Sterling Gordon -
                                                  15.0%
                                                 Other - 20.0%

            (h)   Subsidiaries (and ownership
                  thereof):                      None

            (i)   Facsimile Numbers:

                  Borrower:                      718-832-0892

                  Lender:                        646-728-3279

      10.   Description of Real Property         None

      11.   Lender's Bank:                       Wells Fargo Bank

      12.   Other Covenants:                     None

      13.   Exceptions to Negative Covenants:    None

      14.   Cash Collateral:

            (a)   Minimum Amount                 $250,000

            (b)   Duration:                      Until all Loans are repaid in
                                                 full and all of the Lender's
                                                 commitments under the Agreement
                                                 are terminated.

            (c)   Interest Paid:                 0.50% per annum below the Prime
                                                 Rate

      15.   Guaranties:

            (a)   Guarantors:                    Andrew Gordon
                                                 David Gordon

            (b)   Amount:                        Each in the amount of $500,000

      IN WITNESS WHEREOF, Borrower and Lender have signed this Schedule A as of the date set forth in the letter agreement to which this Schedule is attached.

Borrower:                              Lender:

COFFEE HOLDING CO., INC.               WELLS FARGO BUSINESS CREDIT,  INC., (as
                                       assignee of Banc of America Commercial
                                       Finance Corporation, f/k/a NationsCredit
                                       Commercial Corporation)


By: ___________________________        By:____________________________________
    Name:                                 Name:
    Title:                                Title: